FOR IMMEDIATE RELEASE

ELIZABETH ARDEN, INC. ANNOUNCES FIRST QUARTER FISCAL 2011 RESULTS ~ Net Sales of $285 Million; Increase of 7.4% ~ ~ GAAP EPS of $0.17 and Adjusted EPS of $0.18; Increase of 260% ~

          New York, New York (November 4, 2010) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for its first fiscal quarter ended September 30, 2010.

FIRST QUARTER RESULTS

          For the quarter ended September 30, 2010, the Company reported net sales of $284.8 million, an increase of 7.4%, as compared to the first quarter of the prior fiscal year. Excluding the unfavorable impact of foreign currency translation, net sales increased by 8.1%.

          Net income per diluted share for the quarter ended September 30, 2010 was $0.17, as compared to net income per diluted share of $0.00 for the prior year period. Excluding expenses associated with the Company's Global Efficiency Re-engineering initiative, net income per diluted share for the three months ended September 30, 2010 was $0.18. For the prior year period, net income per diluted share excluding Global Efficiency Re-engineering and restructuring expenses was $0.05. A reconciliation between GAAP and adjusted results can be found in the tables and footnotes at the end of this press release.

         E. Scott Beattie, Chairman, President and Chief Executive Officer of Elizabeth Arden, Inc., commented, "Through the first quarter, our business overall performed as we expected. Sales and earnings results were ahead of prior guidance, driven primarily by continued strong momentum in our international business. In constant currencies, net sales of our international business increased by 14%, with sales in Europe and our travel retail and distributor markets increasing by 14% and 31%, respectfully. Our net sales in North America rose by 6%."

          Mr. Beattie continued, "We are pleased with the performance of our brands and the progress we are making with our global brand marketing initiatives. Sales of Elizabeth Arden branded skin care products rose by 12% in the first quarter, and sales of our fragrance business grew by 8.0% overall and 17% in Europe. As we head into the holiday period, we are encouraged and expect our key brands and launches to perform well."

OUTLOOK

          For the second quarter of fiscal 2011, the Company is introducing guidance for net sales of $393 million to $403 million and net income per diluted share of $0.90 to $1.00.

          The Company is raising its annual net sales guidance for the fiscal year ending June 30, 2011 to a net sales increase of 3.5% to 4.5%, as compared to the prior fiscal year, and confirming its earnings guidance of a range of $1.15 to $1.25 per diluted share. The current annual net sales guidance assumes minimal impact from foreign currency translation. The Company also continues to expect gross margins to increase by 225 to 250 basis points for fiscal 2011 as compared to fiscal 2010, and cash flow from operations for fiscal 2011 to be in the range of $70 million to $80 million.

          The guidance assumes October foreign currency rates and excludes expenses associated with the Company's Global Efficiency Re-engineering initiative. The Company notes that continued global economic uncertainty may have a negative effect on retailer and consumer confidence and demand, and, along with the foreign currency volatility, makes forecasting difficult. The Company believes that net sales and earnings guidance, excluding the impact of foreign currency translation beyond assumed rates, and expenses associated with the Company's Global Efficiency Re-engineering initiative, as applicable, facilitates period to period comparisons of the Company's operating and financial performance on a consistent basis.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 9:30 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the Investor Relations section on the Company's web site at http://www.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until December 4, 2010.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 100 countries. The company's brand portfolio includes Elizabeth Arden skincare, color, and fragrance products, PREVAGE® anti-aging treatment, the celebrity fragrance brands of Britney Spears, Elizabeth Taylor, Mariah Carey, Hilary Duff, and Usher; the designer fragrance brands of Juicy Couture, Alberta Ferretti, Alfred Sung, Badgley Mischka, Bob Mackie, Geoffrey Beene, Halston, John Varvatos, Kate Spade, Lucky Brand, and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance (212) 212-1068

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended

	September 30,	September 30,
	2010	2009

Net Sales	$284,821	$265,164

Cost of Goods Sold:
Cost of Sales	155,088	148,277
Depreciation Related to Cost of Goods Sold	1,325	1,267

Total Cost of Goods Sold	156,413	149,544

Gross Profit	128,408	115,620
Gross Profit Percentage	45.1%	43.6%

Selling, General and Administrative Expenses	109,822	103,943
Depreciation and Amortization	6,287	6,009

Total Operating Expenses	116,109	109,952

Interest Expense, Net	5,331	5,611

Income Before Income Taxes	6,968	57
Provision for Income Taxes	2,081	17

Net Income	$4,887	$40

As reported:

Net Income Per Basic Share	$0.18	$0.00
Net Income Per Diluted Share	$0.17	$0.00

Basic Shares	27,027	27,922
Diluted Shares	27,964	28,484

EBITDA (a)	$19,911	$12,944
EBITDA margin (a)	7.0%	4.9%

Adjusted to exclude the effect of restructuring and other expenses, net of taxes (b)(c):

Net Income	$5,064	$1,453

Net Income Per Basic Share	$0.19	$0.05
Net Income Per Diluted Share	$0.18	$0.05

EBITDA (a)	$20,172	$14,960
EBITDA margin (a)	7.1%	5.6%

(a)    EBITDA is defined as net income plus the provision for income taxes (or net loss less the benefit from income taxes), plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to income (loss) from operations or net income (loss) (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) or as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures. We have also disclosed EBITDA as adjusted to reflect the effect of restructuring and software implementation costs related to our Global Efficiency Re-engineering initiative and other restructuring costs. This disclosure is being provided for comparability purposes because we believe it is meaningful to our inventors and other interested parties to understand our EBITDA performance on a consistent basis without regard to the effect of restructuring and other expenses. EBITDA margin represents EBITDA divided by Net Sales.

       The table below reconciles net income, as determined in accordance with GAAP, to EBITDA and to EBITDA as adjusted: (For a reconciliation of net income to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com.)

(In thousands)	Three Months Ended

	September 30, 2010	September 30, 2009

Net income	$4,887	$40
Plus:
Provision for income taxes	2,081	17
Interest expense, net	5,331	5,611
Depreciation related to cost of goods sold	1,325	1,267
Depreciation and amortization	6,287	6,009

EBITDA	19,911	12,944
Restructuring and other expenses (c)	261	2,016

EBITDA as adjusted	$20,172	$14,960

(b)    The table below reconciles the calculation of (i) net income and (ii) net income per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to restructuring and Global Efficiency Re-engineering expenses. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the effect of restructuring and Global Efficiency Re-engineering expenses. The presentation in the table below of the non-GAAP information titled "Net income as adjusted" and "Net income per basic and diluted share as adjusted" is not meant to be considered in isolation or as a substitute for net income or net income per basic and diluted share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended

	September 30, 2010	September 30, 2009

Adjusted to exclude the effect of restructuring and other expenses

Net Income:
Net income as reported	$4,887	$40
Restructuring and other expenses, net of tax (c) (d)	177	1,413

Net income as adjusted	$5,064	$1,453

Net Income Per Basic Share:
Net income per basic share as reported	$0.18	$0.00
Restructuring and other expenses, net of tax (c) (d)	0.01	0.05

Net income per basic as adjusted	$0.19	$0.05

Net Income Per Diluted Share:
Net income per diluted share as reported	$0.17	$0.00
Restructuring and other expenses, net of tax (c) (d)	0.01	0.05

Net income per basic as adjusted	$0.18	$0.05

(c)   For the three months ended September 30, 2010, includes $0.3 million related to the implementation of our Oracle accounting and order processing systems. For the three months ended September 30, 2009, includes $0.7 million related to the implementation of our Oracle accounting and order processing systems, $0.9 million of restructuring expenses related to our Global Efficiency Re-engineering initiative and $0.4 million of restructuring expenses not related to our Global Efficiency Re-engineering initiative.

(d)   On a reported basis, for the three months ended September 30, 2010 and 2009, our effective tax rate, which is calculated as a percentage of income before income taxes, was 29.9% and 31.2%, respectively. On an adjusted basis, for the three months ended September 30, 2010 and 2009, our effective tax rate was 30.0% and 29.9%, respectively.

SEGMENT NET SALES (Unaudited)

Commencing July 1, 2010, our operations and management reporting structure were reorganized into two reportable segments, North America and International. The portion of our business operations that previously sold Elizabeth Arden fragrance, cosmetic and skin care products in prestige department stores in the United States and through Red Door beauty salons, which was previously reported as our Other segment, has been consolidated with the North America Fragrance segment to create the North America segment. The table below is a comparative summary of our net sales by reportable segment for the three months ended September 30, 2010 and 2009.

(In thousands)	Three Months Ended		% Increase (Decrease)

	September 30, 2010	September 30, 2009	GAAP	Constant Rates (e)

Segment Net Sales:
North America	$190,002	$179,936	5.6%	5.3%
International	94,819	85,228	11.3%	14.0%

Total	$284,821	$265,164	7.4%	8.1%

(e)     Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period and excludes gains and losses from foreign currency contracts. We calculate constant currency information by translating current-period results using prior-year GAAP foreign currency exchange rates. Gains and losses associated with foreign currency contracts for the first quarter of fiscal 2010 included in net sales for the international segment were immaterial.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In thousands)	September 30, 2010	June 30, 2010	September 30, 2009

Cash	$23,579	$26,881	$23,495
Accounts Receivable, Net	253,505	170,067	269,611
Inventories	348,416	271,058	353,268
Property and Equipment, Net	75,083	76,583	64,359
Exclusive Brand Licenses, Trademarks and Intangibles, Net	190,905	179,444	206,263
Goodwill	21,054	21,054	21,054
Total Assets	1,015,816	843,471	1,002,491
Short-Term Debt	174,000	59,000	184,900
Current Liabilities	428,055	253,870	425,081
Long-Term Liabilities	232,040	236,984	237,311
Total Debt	392,773	277,699	408,341
Shareholders' Equity	355,721	352,617	340,099
Working Capital	294,904	306,524	289,601

SUPPLEMENTARY CASH FLOW INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended

	September 30, 2010	September 30, 2009

Net cash used in operating activities	$(93,366)	$(59,901)
Net cash used in investing activities	(19,336)	(9,159)
Net cash provided by financing activities	108,393	68,971
Net (decrease) increase in cash and cash equivalents	(3,302)	393

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "should," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, gross margins, operating cash flow and returns on invested capital, and the costs, savings and benefits we expect in connection with our Global Efficiency Re-engineering initiative and related restructuring plan. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics and political instability in certain regions of the world;

*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher costs of production due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact consumer confidence and demand, such as domestic or global recessions;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flow from operations to meet our debt service obligations and working capital requirements and the restrictive covenants in our revolving credit facility and the indenture for our 7 3/4% senior subordinated notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to product ingredients or other chemicals, or accounting standards or critical accounting estimates;

*

the success of our Global Efficiency Re-engineering initiative, including our transition to a turnkey manufacturing process and implementation of our new Oracle financial accounting and order processing system;

*

the potential for significant impairment charges relating to our trademarks, goodwill or other long-lived assets that could result from a number of factors, including downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2010.

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